Exhibit 10.8

Amendment No. 7

to

Amended and Restated Credit Agreement

THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”) is being executed and delivered as of February 1, 2005 by and among Stericycle, Inc., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower named as signatories hereto (collectively, the “Subsidiary Guarantors”), certain of the financial institutions from time to time party to the Credit Agreement referred to and defined below (collectively, the “Required Lenders”) and Bank of America, N.A., as representative of the Lenders party to the Credit Agreement referred to and defined below (in such capacity, the “Administrative Agent”). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement referred to and defined below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Administrative Agent, Credit Suisse First Boston, as the Co-Syndication Agent, UBS Warburg, LLC, as the Co-Syndication Agent, and Fleet National Bank, as the Documentation Agent, have entered into that certain Amended and Restated Credit Agreement dated as of October 5, 2001, as amended by Amendment No. 1 to Amended and Restated Credit Agreement dated as of June 28, 2002, Amendment No. 2 to Amended and Restated Credit Agreement dated as of January 27, 2003, Amendment No. 3 to Amended and Restated Credit Agreement dated as of March 15, 2004, Amendment No. 4 and Consent to Amended and Restated Credit Agreement dated as of June 8, 2004, Amendment No. 5 to Amended and Restated Credit Agreement dated as of July 7, 2004 and Amendment No. 6 to Amended and Restated Credit Agreement dated as of August 23, 2004 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans to the Borrower; and

WHEREAS, the Borrower has requested that the Administrative Agent, the Issuer and the Required Lenders amend the Credit Agreement to (a) increase the Letter of Credit Commitment Amount from $40,000,000 to $80,000,000 and (b) provide for the issuance of one or more Letters of Credit denominated in British Pound Sterling, Euro or such other currency as the Administrative Agent and the Issuer may agree to from time to time (the “Alternative Currency Letters of Credit”) and, subject to the terms and conditions of this Agreement, the Administrative Agent, the Issuer and the Required Lenders hereby agree to such amendments to the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent, such parties hereby agree as follows:

1. Amendments to the Credit Agreement. Subject to the satisfaction of each of the conditions set forth in Paragraph 2 of this Agreement, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended as follows:

(i) The definition of “White Rose Letter of Credit” is hereby deleted in its entirety.

(ii) The definition of “Dollar Equivalent” is hereby amended and restated as follows:

“ ‘Dollar Equivalent’ means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.”

(iii) The definition of “Letter of Credit Commitment Amount” is hereby amended and restated as follows:

“ ‘Letter of Credit Commitment Amount’ means, on any date, a maximum Dollar Equivalent amount of $80,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.”

(iv) The definition of “Revaluation Date” is hereby amended to replace each reference therein to “White Rose Letter of Credit” with a reference to “Alternative Currency Letter of Credit”.

(v) The definition of “Spot Rate” is hereby amended and restated as follows:

“ ‘Spot Rate’ for a currency means the rate determined by the Issuer to be the rate quoted by the Issuer as the spot rate for the purchase by the Issuer of Dollars with such currency through its principal foreign exchange trading office on the date as of which the foreign exchange computation is made; provided that the Issuer may obtain such spot rate from another financial institution designated by the Issuer if the Issuer does not have as of the date of determination a spot buying rate for any such currency.”

(vi) The following definitions are hereby added in the appropriate alphabetical locations:

“ ‘Alternative Currency’ means each of Euro and Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.6.”

“ ‘Alternative Currency Letter of Credit’ means any Letter of Credit denominated in an Alternative Currency issued hereunder.”

“ ‘EMU’ means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.”

“ ‘EMU Legislation’ means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.”

“ ‘Participating Member State’ means each state so described in any EMU Legislation.”

“ ‘Euro’ and ‘EUR’ mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.”

(b) Section 1.5 of the Credit Agreement is hereby amended to (i) replace each reference therein to “White Rose Letters of Credit” with a reference to “Alternative Currency Letters of Credit” and (ii) to replace the reference to “Sterling” therein with the following clause: “any Alternative Currency.

(c) Article I of the Credit Agreement is hereby amended to add the following Section 1.6 at the end of such Article:

“SECTION 1.6 Additional Alternative Currencies.

(a) The Company may from time to time request that Alternative Currency Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the issuance of Alternative Currency Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the Issuer, in their sole discretion). The Administrative Agent shall promptly notify the Issuer of any such request. The Issuer shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit, as the case may be, in such requested currency (with any such issuance being subject to Section 2.1.2).

(c) Any failure by the Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the Issuer to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and the Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Alternative Currency Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.6, the Administrative Agent shall promptly so notify the Company.”

(d) Section 2.1.2 of the Credit Agreement is hereby to as follows:

(i) Section 2.1.2(a) is hereby amended and restated as follows:

“(a) issue one or more standby letters of credit denominated in Dollars or an Alternative Currency (each, together with each “Letter of Credit” outstanding on the Closing Date issued for the account of the Borrower or any Restricted Subsidiary pursuant to and as defined in the Original Credit Agreement, a “Letter of Credit”) for the account of the Borrower or any Restricted Subsidiary that is a Subsidiary Guarantor in the Stated Amount requested by the Borrower on such day;”

(ii) The final sentence of such Section is hereby amended and restated as follows:

“The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount, (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding would exceed the Revolving Loan Commitment Amount or (iii) with respect to any Alternative Currency Letters of Credit, the aggregate Letter of Credit Outstandings with respect to all Alternative Currency Letters of Credit would exceed $40,000,000.”

(e) Section 2.6 of the Credit Agreement is hereby amended to replace each reference therein to “White Rose Letter of Credit” with a reference to “Alternative Currency Letter of Credit”.

(f) Section 2.6.3 of the Credit Agreement is hereby amended to replace the reference to “Sterling” therein with a reference to “the Alternative Currency”.

(g) Section 2.6.6 of the Credit Agreement is hereby amended to (i) replace each reference therein to “White Rose Letters of Credit” with a reference to “Alternative Currency Letters of Credit” and (ii) replace the reference to “Sterling” therein with the following clause: “an Alternative Currency”.

(h) Section 3.1.1(i) of the Credit Agreement is hereby amended and restated as follows:

“(i) If the Administrative Agent notifies the Borrower at any time that the Letter of Credit Outstandings of all Alternative Currency Letters of Credit at such time exceeds $40,000,000, then, within two Business Days after receipt of such notice, the Borrower shall Cash Collateralize such Letter of Credit Outstandings in an aggregate amount equal to such excess amount. Without limiting the foregoing, the Administrative Agent may, at any time and from time to time after any Alternative Currency Letters of Credit are Cash Collateralized, request that additional cash collateral be provided in order to protect against the results of exchange rate fluctuations.”

(i) Section 4.4(d) of the Credit Agreement is hereby amended and restated as follows:

“(d) any adverse change in the relevant exchange rates or in the availability of the relative Alternative Currency or in the relevant currency markets generally;”

(j) Clause (c) of Section 5.2.1 of the Credit Agreement is hereby amended to (i) replace each reference therein to “White Rose Letter of Credit” with a reference to “Alternative Currency Letter of Credit” and (ii) replace the reference to “Sterling” therein with the following clause: “the relevant Alternative Currency”.

(k) Exhibit B-2 to the Credit Agreement is hereby amended and restated in the form attached hereto and made part hereof as Exhibit A.

2. Effectiveness of this Agreement; Conditions Precedent. The provisions of Paragraph 1 of this Agreement shall be effective upon the Administrative Agent’s receipt of an originally-executed counterpart (or facsimile thereof) of this Agreement duly executed and delivered by Authorized Officers of the Borrower, the Issuer, the Subsidiary Guarantors and the Required Lenders.

3. Representations, Warranties and Covenants.

(a) Each of the Borrower and each Subsidiary Guarantor hereby represents and warrants that this Agreement and the Credit Agreement, as applicable, constitute the legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms.

(b) Each of the Borrower and each Subsidiary Guarantor hereby represents and warrants that its execution, delivery and performance of this Agreement and the Credit Agreement, as applicable, have been duly authorized by all proper corporate action, do not violate any provision of its certificate of incorporation or bylaws, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any governmental agency, or of any other third party under the terms of any contract or agreement to which such Person or any such Person’s Affiliates is bound.

(c) The Borrower hereby represents and warrants that, after giving effect to the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Borrower contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Borrower’s execution and delivery hereof or thereof in all material respects as though made on and as of such date.

4. Reaffirmation, Ratification and Acknowledgment; Reservation. The Borrower and each Subsidiary Guarantor hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Administrative Agent, under each Loan Document to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (c) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s, or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or such Subsidiary Guarantors with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. The Credit Agreement is in all respects ratified and confirmed. Each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Administrative Agent or the Lenders), under any of the Loan Documents, all of which rights, powers and remedies, with respect to any such Default or Event of Default or otherwise, are hereby expressly reserved by the Administrative Agent and the Lenders. This Agreement shall constitute a Loan Document for purposes of the Credit Agreement.

5. Governing Law. This Agreement shall be deemed to be a contract made under and governed by and construed in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

6. Administrative Agent’s Expenses. The Borrower hereby agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement and the related Loan Documents.

7. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

STERICYCLE, INC., as Borrower

By:	/s/ Frank J.M. ten Brink
Name:	Frank J.M. ten Brink
Title:	Executive Vice President and Chief Financial Officer

ENVIROMED, INC.,
BRIDGEVIEW, INC.,
MICRO-MED INDUSTRIES, INC.,
MICRO-MED OF GEORGIA, INC.,
MICRO-MED OF NORTH CAROLINA, INC.,
MICRO-MED OF TENNESSEE, INC.,
SCHERER LABORATORIES, INC.,
BIO-WASTE MANAGEMENT CORPORATION,
STERICYCLE OF WASHINGTON, INC.,
WASTE SYSTEMS, INC.,
MED-TECH ENVIRONMENTAL, INC.,
MED-TECH ENVIRONMENTAL (MA), INC.,
IONIZATION RESEARCH CO., INC.,
BFI MEDICAL WASTE, INC.,
AMERICAN MEDICAL DISPOSAL, INC.,
ENVIRONMENTAL HEALTH SYSTEMS, INC.,
STROUD PROPERTIES, INC.,
STERICYCLE INTERNATIONAL, LLC,

By:	/s/ Frank J.M ten Brink
Title:	Vice President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Paul Folino
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender and as Issuing Bank

By:	/s/ Richard D. Hill, Jr.
Title:	Managing Director

[Signatures of other lenders omitted]